UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1, 2015

ROFIN-SINAR TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21377	38-3306461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40984 Concept Drive, Plymouth, MI		48170
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (734) 455-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2015, Rofin-Sinar Technologies Inc. (the “Company”) announced that Thomas Merk, currently Chief Operating Officer of the ROFIN Laser Micro and Marking Group, will succeed Günther Braun as President and Chief Executive Officer of the Company, effective July 1, 2015. Also at that time, Mr. Braun will resign as a director of the Company and Mr. Merk will assume the vacant position and become a member of the Company’s Board of Directors with a term expiring at the 2018 Annual Meeting of Stockholders. Mr. Braun will remain with the Company for a period of time to assist with the transition of duties. The Company’s press release announcing the management change is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Mr. Merk, age 52, has been Chief Operating Officer of the ROFIN Laser Micro Group since December 2005, the ROFIN Laser Marking Business since July 2006, and a Managing Director of ROFIN-BAASEL Lasertech GmbH & Co. KG, Germany, since May 2000. He started his career in 1989 at Boehringer Werkzeugmaschinen Vertriebs GmbH, Germany, and remained there until 2000, most recently serving as sales director. Mr. Merk holds a Master’s Degree in mechanical engineering from the Technical University of Stuttgart, Germany.
Effective July 1, 2015 (the “Grant Date”), Mr. Merk will receive a grant of options to purchase 20,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the Grant Date, to vest annually over a [five-year] period, 20% on each of the first, second, third, fourth and five anniversaries of the Grant Date. Mr. Merk will receive an increase in his base salary from Euro 225,630 to Euro 325,000 and an increase in the target award opportunity from 50% to 70% of his base salary. It is expected that the Company will enter into a new employment agreement with Mr. Merk.
There are no understandings or arrangements between Mr. Merk and any other person pursuant to which he was appointed as the Company’s President and Chief Executive Officer and a director. In addition, Mr. Merk has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Merk has no family relationship with any director or executive officer of the Company.
On June 4, 2015, the Company and Mr. Braun entered into a Separation Agreement and General Release (the “U.S. Separation Agreement”) and ROFIN-SINAR Laser GmbH and CBL Verwaltungsgesellschaft mbH, two of the Company’s indirect wholly-owned German subsidiaries, and Mr. Braun entered into a Termination Agreement (the “German Termination Agreement”) in connection with Mr. Braun’s separation from the Company and its subsidiaries.
Pursuant to the U.S. Separation Agreement, Mr. Braun will cease to be an officer or director of the Company and its U.S. subsidiaries effective July 1, 2015 and will continue to work with Mr. Merk to facilitate a smooth and orderly transition process through June 30, 2015. The German Termination Agreement terminates Mr. Braun’s existing employment agreement with his direct employer and provides that Mr. Braun will remain an employee and continue to receive his existing base salary through September 30, 2017 (the “Termination Date”), which period of continued employment and compensation is in accordance with the employment agreement that was terminated. The German Termination Agreement also provides that Mr. Braun will receive a bonus for each of 2015, 2016 and 2017 in the amount of 25% of the base salary. The U.S. Separation Agreement provides that Mr. Braun will remain eligible for continued vesting of previously awarded but unvested stock options in accordance with the applicable plan documents through the Termination Date, whereupon any remaining unvested stock options will become fully vested. Mr. Braun’s stock options will be exercisable through September 30, 2018. Both the U.S. Separation Agreement and the German Termination Agreement contain certain non-competition and non-solicitation restrictive covenants and releases of claims by Mr. Braun.
The foregoing description of the U.S. Separation Agreement and the German Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the U.S. Separation

Agreement and the German Termination Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Separation Agreement and Release, dated June 4, 2015, by and between Günther Braun and Rofin-Sinar Technologies Inc.
10.2	Termination Agreement, dated June 4, 2015, between ROFIN-SINAR Laser GmbH, CBL Verwaltungsgesellschaft mbH, and Günther Braun
99.1	Press release, dated June 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rofin-Sinar Technologies Inc.
(Registrant)

By: /s/ Cindy Denis
Cindy Denis
Secretary

Date: June 5, 2015

Exhibit Index

Exhibit Number	Description
10.1	Separation Agreement and Release, dated June 4, 2015, by and between Günther Braun and Rofin-Sinar Technologies Inc.
10.2	Termination Agreement, dated June 4, 2015, between ROFIN-SINAR Laser GmbH, CBL Verwaltungsgesellschaft mbH, and Günther Braun
99.1	Press release, dated June 5, 2015.